EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 25, 2006 of Endomed included in the Registration Statement (Form S-1) and related Prospectus of LeMaitre Vascular, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 25, 2006